UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2008

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2008, Nutracea's Board of Directors approved the issuance of performance based options for the following amounts at an exercise price of $1.49 per share: (1) 1,000,000 shares to Bradley Edson, the Chief Executive Officer of NutraCea, (2) 350,000 shares to Leo Gingras, the Chief Operating Officer of NutraCea, and (3) 100,000 shares to Kody Newland, the Senior Vice President of Sales of NutraCea. These options will vest as follows: (1) ¼ of the option shares vest on December 31, 2008 so long as NutraCea achieves for 2008 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2008, (2) ¼ of the option shares vest on December 31, 2009 so long as NutraCea achieves for 2009 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2009, (3) ¼ of the option shares vest on December 31, 2008 so long as NutraCea achieves for 2008 net income that equals or exceeds 85% of net income budgeted for 2008, and (4) ¼ of the option shares vest on December 31, 2008 so long as NutraCea achieves for 2008 net income that equals or exceeds 85% of net income budgeted for 2008.

On January 8, 2008, Nutracea’s Board of Directors approved the issuance of performance based options for the following amounts at an exercise price of $1.49 per share: (1) 100,000 shares to Todd Crow, the Chief Financial Officer of NutraCea and (2) 100,000 shares to Margie Adelman, the Senior Vice President of NutraCea. These shares will vest as follows: (1) 1/2 of the option shares vest on December 31, 2008 so long as NutraCea achieves for 2008 gross revenue that equals or exceeds 85% of gross revenue budgeted for 2008, (2) 1/2 of the option shares vest on December 31, 2009 so long as NutraCea achieves for 2009 net income that equals or exceeds 85% of net income budgeted for 2009.

On January 8, 2008, the NutraCea Borad of Directors approved the issuance of an option to purchase 100,000 shares at an exercise price of $1.49 per share to each member of the current Board of Directors for compensation for their services. 1/12th of the option shares vest on the last day of each month of 2008.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On January 8, 2008, NutraCea and Mr. Bradley Edson, the Chief Executive Officer of NutraCea, agreed to an amendment to the employment agreement between NutraCea and Mr. Edson dated December 10, 2004. The amendment extends the term of the employment agreement by three years to December 31, 2010. In addition, the amendment removes the cap on the incentive bonus that Mr. Edson can receive based on Gross Sales.

On January 8, 2008, NutraCea and Mr. Kody Newland, the Senior Vice President of Sales of NutraCea, agreed to an amendment to the employment agreement between NutraCea and Mr. Newland dated February 27, 2006. The amendment extends the term of the employment agreement by two years to February 28, 2010.

On January 8, 2008, NutraCea and Mr. Leo Gingras, the Chief Operating Officer of NutraCea, entered into an employment agreement. The terms of the employment agreement are substantially similar to the offer letter between NutraCea and Mr. Gingras dated February 8, 2007. Pursuant to the employment agreement, NutraCea agreed to pay Mr. Gingras an annual salary of $220,000. The employment agreement will terminate on February 8, 2010 unless extended by mutual agreement of the parties.

For more information, see the amendments and agreements attached as Exhibit 10.1, 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 1 to Employment Agreement - Bradley D. Edson
10.2	Amendment No. 1 to Employment Agreement - Kody Newland
10.3	Employment Agreement between NutraCea and Leo Gingras dated January 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: January 14, 2008	By:	/s/ Brad Edson
Brad Edson
Chief Executive Officer
(Duly Authorized Officer)